                                 OVERLAND DATA, INC.
                          COMPUTATION OF PER SHARE EARNINGS



                                                         Three Months Ended            Six Months Ended
                                                            December 31,                 December 31,
                                                      ------------------------     -----------------------
                                                         1997          1996           1997         1996
                                                      -----------   ----------     ----------   ----------
BASIC EPS COMPUTATION
Net income .......................................    $   789,000   $1,044,000     $  966,000   $1,368,000
                                                      -----------   ----------     ----------   ----------
                                                      -----------   ----------     ----------   ----------

Weighted average number of shares of
  common stock outstanding........................     10,538,000    5,209,000     10,498,000    5,158,000

Weighted average number of shares of
  preferred stock outstanding.....................              -    2,337,000              -    2,337,000

Cheap stock adjustment............................              -      195,000              -      188,000
                                                      -----------   ----------     ----------   ----------

   Total..........................................     10,538,000    7,741,000     10,498,000    7,683,000
                                                      -----------   ----------     ----------   ----------
                                                      -----------   ----------     ----------   ----------

Basic earnings per share..........................    $      0.07   $     0.13     $     0.09   $     0.18
                                                      -----------   ----------     ----------   ----------
                                                      -----------   ----------     ----------   ----------



                                                         Three Months Ended            Six Months Ended
                                                            December 31,                 December 31,
                                                      ------------------------     ------------------------
                                                         1997          1996           1997          1996
                                                      -----------   ----------     -----------   ----------
DILUTED EPS COMPUTATION
Net income .......................................    $   789,000   $1,044,000     $   966,000   $1,368,000
                                                      -----------   ----------     -----------   ----------
                                                      -----------   ----------     -----------   ----------

Weighted average number of shares of
  common stock outstanding........................     10,538,000    5,209,000      10,498,000    5,158,000

Weighted average number of shares of
  preferred stock outstanding.....................              -    2,337,000               -    2,337,000

Common stock equivalents from the
  issuance of options and the employee
  stock purchase plan using
  the treasury stock method.......................        573,000      551,000         602,000      555,000

Cheap stock adjustment............................              -      195,000               -      188,000
                                                      -----------   ----------     -----------   ----------

   Total..........................................     11,111,000    8,292,000      11,100,000    8,238,000
                                                      -----------   ----------     -----------   ----------
                                                      -----------   ----------     -----------   ----------

Diluted earnings per share........................    $      0.07   $     0.13     $      0.09   $     0.17
                                                      -----------   ----------     -----------   ----------
                                                      -----------   ----------     -----------   ----------

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